SLM Private Credit Student Loan Trust 2003-B
Quarterly Servicing Report
Report Date: 11/30/2005   Reporting Period: 9/1/05-11/30/05

I. Deal Parameters

A	Student Loan Portfolio Characteristics				08/31/2005	Activity	11/30/2005
	i	Portfolio Balance			$1,112,171,857.73	($5,865,607.30)	$1,106,306,250.43
	ii	Interest to be Capitalized			47,190,767.29		38,964,096.34

	iii	Total Pool			$1,159,362,625.02		$1,145,270,346.77

	iv	Cash Capitalization Account (Cii)			74,242,876.07		74,242,876.07

	v	Asset Balance			$1,233,605,501.09		$1,219,513,222.84

	i	Weighted Average Coupon (WAC)			6.838%		7.333%
	ii	Weighted Average Remaining Term			173.69		173.65
	iii	Number of Loans			130,011		127,519
	iv	Number of Borrowers			94,487		92,767
	v	Prime Loans Outstanding			$978,350,442		$971,134,095
	vi	T-bill Loans Outstanding			$180,502,597		$173,323,191
	vii	Fixed Loans Outstanding			$509,586		$813,060

						% of		% of
B	Notes		Cusips	Spread	Balance 9/15/05	O/S Securities**	Balance 12/15/05	O/S Securities**
	i	A-1 Notes	78443CAL8	0.100%	$443,487,091.61	36.755%	$429,394,813.36	36.007%
	ii	A-2 Notes	78443CAM6	0.400%	440,506,000.00	36.508%	440,506,000.00	36.939%
	iii	A-3 ARS	78443CAN4	ARS	109,000,000.00	9.034%	109,000,000.00	9.140%
	iv	A-4 ARS	78443CAP9	ARS	109,000,000.00	9.034%	109,000,000.00	9.140%
	v	B Notes	78443CAQ7	0.700%	43,871,000.00	3.636%	43,871,000.00	3.679%
	vi	C Notes	78443CAR5	1.600%	60,744,000.00	5.034%	60,744,000.00	5.094%

	vii	Total Notes			$1,206,608,091.61	100.000%	$1,192,515,813.36	100.000%

C					09/15/2005		12/15/2005
	i	Specified Reserve Account Balance ($)			$3,118,201.00		$3,118,201.00
	ii	Reserve Account Balance ($)			$3,118,201.00		$3,118,201.00
	iii	Cash Capitalization Acct Balance ($)			$74,242,876.07		$74,242,876.07

	iv	Initial Asset Balance			$1,349,870,474		$1,349,870,474
	v	Specified Overcollateralization Amount			$26,997,409.48		$26,997,409.48
	vi	Actual Overcollateralization Amount			$26,997,409.48		$26,997,409.48

	vii	Has the Stepdown Date Occurred?*			No		No

D	General Trust Information
	i	Indenture Trustee		JPMorgan Chase Bank		iii Servicer		Sallie Mae, Inc.
	ii	Administrator		Sallie Mae, Inc.		iv Swap Counterparty		Merril Lynch DP
								Citibank N.A.
		Initial Pool Balance		$1,247,280,317.98

*	The Stepdown Date is the earlier of the distribution date following the reduction of the Class A Notes to zero, or June 15, 2008. At the Stepdown Date, principal payments made on the Class B and Class C Notes may begin to be paid pro-rata with the Class A Notes. See the prospectus for complete information concerning the Stepdown Date.
**	Percentages may not total 100% due to rounding

II. 2003-B Transactions from: 09/01/2005 through: 11/30/2005

A	Student Loan Principal Activity
	i	Principal Payments Received	$20,413,864.77
	ii	Purchases by Servicer (Delinquencies >180)	3,604,251.25
	iii	Other Servicer Reimbursements	125.61
	iv	Other Principal Reimbursements	52,332.77

	v	Total Principal Collections	$24,070,574.40

B	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	(17,167,141.37)
	iii	Capitalized Insurance Fee	(1,044,513.58)
	iv	Other Adjustments	6,687.85

	v	Total Non-Cash Principal Activity	$(18,204,967.10)

C	Total Student Loan Principal Activity		$5,865,607.30

D	Student Loan Interest Activity
	i	Interest Payments Received	$10,278,833.07
	ii	Purchases by Servicer (Delinquencies >180)	205,693.93
	iii	Other Servicer Reimbursements	32.37
	iv	Seller Reimbursements	699.59
	v	Late Fees	123,520.19
	vi	Collection Fees	0.00

	vii	Total Interest Collections	$10,608,779.15

E	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	17,167,141.37
	iii	Other Interest Adjustments	(55.57)

	iv	Total Non-Cash Interest Adjustments	$17,167,085.80

F	Total Student Loan Interest Activity		$27,775,864.95

III. 2003-B Collection Account Activity 09/01/2005 through: 11/30/2005

A	Principal Collections
	i	Principal Payments Received	$19,821,044.90
	ii	Consolidation Principal Payments	592,819.87
	iii	Purchases by Servicer (Delinquencies >180)	3,604,251.25
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	125.61
	vi	Other Re-purchased Principal	52,332.77

	vii	Total Principal Collections	$24,070,574.40

B	Interest Collections
	i	Interest Payments Received	$10,265,801.33
	ii	Consolidation Interest Payments	13,031.74
	iii	Purchases by Servicer (Delinquencies >180)	205,693.93
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	32.37
	vi	Other Re-purchased Interest	699.59
	vii	Collection Fees/Return Items	0.00
	viii	Late Fees	123,520.19

	ix	Total Interest Collections	$10,608,779.15

C	Recoveries on Realized Losses		$0.00

D	Funds Borrowed from Next Collection Period		$0.00

E	Funds Repaid from Prior Collection Periods		$0.00

F	Investment Income		$901,776.83

G	Borrower Incentive Reimbursements		$118,214.59

H	Interest Rate Cap Proceeds		$0.00

I	Gross Swap Receipt, Merril Lynch DP		$4,785,356.60

J	Gross Swap Receipt, Citibank N.A.		$4,785,356.60

K	Other Deposits		$163,533.24

	TOTAL FUNDS RECEIVED		$45,433,591.41

	LESS FUNDS PREVIOUSLY REMITTED:
	i	Funds Allocated to the Future Distribution Account	$(12,957,353.26)
	ii	Funds Released from the Future Distribution Account	$9,570,768.37

	AVAILABLE FUNDS PRIOR TO RELEASE FROM CASH CAPITALIZATION ACCOUNT		$42,047,006.52

L	Amount released from Cash Capitalizaton Account		$0.00

M	TOTAL AVAILABLE FUNDS		$42,047,006.52

N	Servicing Fees Due for Current Period		$641,523.12

O	Carryover Servicing Fees Due		$0.00

P	Administration Fees Due		$20,000.00

Q	Total Fees Due for Period		$661,523.12

IV. 2003-B Future Distribution Account Activity

A	Account Reconciliation

	i	Beginning Balance	09/15/2005	$4,290,305.12
	ii		Total Allocations for Distribution Period	$8,667,048.14
	iii		Total Payments for Distribution Period	$(3,386,584.89)
	iv		Funds Released to the Collection Account	$(9,570,768.37)

	v		Total Balance Prior to Current Month Allocations	$0.00

	vi	Ending Balance	12/15/2005	$4,800,435.18

B	Monthly Allocations to the Future Distribution Account

	Monthly Allocation Date		09/15/2005
	i		Primary Servicing Fees	$648,766.92
	ii		Admin fees	6,666.67
	iii		Broker Dealer, Auction Agent and Remarketing Fees	40,402.67
	iv		Interest Accrued on the Class A Notes and Swap Counterparty	3,594,468.86
	v		Interest Accrued on the Class B & C Notes	0.00

	vi	Balance as of	09/15/2005	$4,290,305.12

	Monthly Allocation Date		10/15/2005
	i		Primary Servicing Fees	$645,175.39
	ii		Admin fees	6,666.67
	iii		Broker Dealer, Auction Agent and Remarketing Fees	$36,614.91
	iv		Interest Accrued on the Class A Notes and Swap Counterparty	3,589,422.13
	v		Interest Accrued on the Class B & C Notes	0.00

	vi		Total Allocations	$4,277,879.10

	Monthly Allocation Date		11/15/2005
	i		Primary Servicing Fees	$641,523.12
	ii		Admin fees	6,666.67
	iii		Broker Dealer, Auction Agent and Remarketing Fees	$37,877.50
	iv		Interest Accrued on the Class A Notes and Swap Counterparty	$3,703,101.75
	v		Interest Accrued on the Class B & C Notes	0.00

	vi		Total Allocations	$4,389,169.04

C	Total Future Distribution Account Deposits Previously Allocated			$12,957,353.26

D	Current Month Allocations		12/15/2005
	i		Primary Servicing	$645,345.31
	ii		Admin fees	6,666.67
	iii		Broker Dealer, Auction Agent and Remarketing Fees	$41,665.25
	iv		Interest Accrued on the Class A Notes and Swap Counterparty	$4,106,757.95
	v		Interest Accrued on the Class B & C Notes	0.00

	vi		Total Allocations on the Distribution Date	$4,800,435.18

V. 2003-B Auction Rate Security Detail

A	Auction Rate Securities - Payments During Distribution Period

		Payment	Security	Interest	No. of
	i	Date	Description	Rate	Days	Start Date	End Date	Interest Payment	Broker/Dealer Fees	Auction Agent Fees

		10/11/2005	SLMPC2003-B A-3	3.72%	29	09/12/2005	10/11/2005	$326,636.67	$17,561.11	$746.35
		10/13/2005	SLMPC 2003-B A-4	3.75%	28	09/15/2005	10/13/2005	$317,916.67	$16,955.56	$720.61
		11/07/2005	SLMPC2003-B A-3	3.92%	27	10/11/2005	11/07/2005	$320,460.00	$16,350.00	$694.88
		11/10/2005	SLMPC 2003-B A-4	3.92%	28	10/13/2005	11/10/2005	$332,328.89	$16,955.56	$720.61
		12/05/2005	SLMPC2003-B A-3	4.05%	28	11/07/2005	12/05/2005	$343,350.00	$16,955.56	$720.61
		12/08/2005	SLMPC 2003-B A-4	4.08%	28	11/10/2005	12/08/2005	$345,893.33	$16,955.56	$720.61

	ii	Auction Rate Note Interest Paid During Distribution Period			9/15/05 - 12/15/05			$1,986,585.56
	iii	Broker/Dealer Fees Paid During Distribution Period			9/15/05 - 12/15/05			$101,733.35
	iv	Auction Agent Fees Paid During Distribution Period			9/15/05 - 12/15/05			$4,323.67
	v	Primary Servicing Fees Remitted			9/15/05 - 12/15/05			$1,293,942.31

	vi	Total						$3,386,584.89
		- Less: Auction Rate Security Interest Payments due on the Distribution Date						$0.00
		- Less: Auction Rate Security Auction Agent Fees due on the Distribution Date						$0.00
		- Less: Auction Rate Security Broker Dealer Fees due on the Distribution Date						$0.00

B	Total Payments Out of Future Distribution Account During Distribution Period							$3,386,584.89

C	Funds Released to Collection Account							$9,570,768.37

D	Auction Rate Student Loan Rates			Sep-05	Oct-05	Nov-05
				5.878%	5.955%	6.375%

VI. 2003-B Loss and Recovery Detail

A	i	Cumulative Realized Losses Test	% of Original Pool	08/31/2005	11/30/2005

		September 15, 2003 to March 17, 2008	15%	$187,092,047.70	$187,092,047.70
		June 16, 2008 to March 15, 2011	18%
		June 15, 2011 and thereafter	20%

	ii	Cumulative Realized Losses (Net of Recoveries)		$0.00	$0.00

	iii	Is Test Satisfied (ii < i)?	Yes

B	i	Recoveries on Realized Losses This Collection Period

	ii	Principal Cash Recovered During Collection Period		$0.00	$0.00
	iii	Interest Cash Recovered During Collection Period		$0.00	$0.00
	iv	Late Fees and Collection Costs Recovered During Collection Period		$0.00	$0.00

	v	Total Recoveries for Period		$0.00	$0.00

C	i	Gross Defaults:
	ii	Cumulative Principal Purchases by Servicer		$15,774,784.40	$19,379,035.65
	iii	Cumulative Interest Purchases by Servicer		676,605.28	882,299.21

	iv	Total Gross Defaults:		$16,451,389.68	$20,261,334.86

VII. 2003-B Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		%*		Principal Amount		%*
STATUS	08/31/2005	11/30/2005	08/31/2005	11/30/2005	08/31/2005	11/30/2005	08/31/2005	11/30/2005	08/31/2005	11/30/2005
INTERIM:
In School	6.637%	7.115%	22,025	21,392	16.941%	16.776%	$190,088,254.56	$185,810,937.08	17.092%	16.796%
Grace	6.731%	7.347%	14,112	4,721	10.854%	3.702%	127,682,644.47	45,355,111.73	11.480%	4.100%
Deferment	6.976%	7.451%	7,838	9,329	6.029%	7.316%	67,093,490.77	81,349,259.00	6.033%	7.353%

TOTAL INTERIM	6.727%	7.236%	43,975	35,442	33.824%	27.794%	$384,864,389.80	$312,515,307.81	34.605%	28.249%
REPAYMENT
Active
Current	6.784%	7.275%	75,059	80,583	57.733%	63.193%	$615,699,047.13	$676,475,531.06	55.360%	61.147%
31-60 Days Delinquent	7.647%	8.250%	1,930	1,787	1.484%	1.401%	16,354,146.83	15,607,634.77	1.470%	1.411%
61-90 Days Delinquent	8.008%	8.663%	1,062	671	0.817%	0.526%	8,520,746.40	5,620,087.89	0.766%	0.508%
91-120 Days Delinquent	8.170%	8.792%	656	290	0.505%	0.227%	5,591,459.94	2,610,438.70	0.503%	0.236%
121-150 Days Delinquent	8.821%	8.697%	457	272	0.352%	0.213%	3,977,959.22	2,153,089.01	0.358%	0.195%
151-180 Days Delinquent	8.927%	9.790%	148	93	0.114%	0.073%	1,298,656.66	660,848.94	0.117%	0.060%
> 180 Days Delinquent	0.000%	0.000%	0	0	0.000%	0.000%	0.00	0.00	0.000%	0.000%
Forbearance	7.300%	7.771%	6,724	8,381	5.172%	6.572%	75,865,451.75	90,663,312.25	6.821%	8.195%

TOTAL REPAYMENT	6.897%	7.371%	86,036	92,077	66.176%	72.206%	$727,307,467.93	$793,790,942.62	65.395%	71.751%

GRAND TOTAL	6.838%	7.333%	130,011	127,519	100.000%	100.000%	$1,112,171,857.73	$1,106,306,250.43	100.000%	100.000%

*	Percentages may not total 100% due to rounding

VIII. 2003-B Portfolio Characteristics by Loan Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- Signature Loans	7.383%	100,270	$899,066,637.16	81.267%
- Law Loans	7.267%	19,001	127,072,521.61	11.486%
- Med Loans	6.583%	5,066	38,730,331.21	3.501%
- MBA Loans	6.984%	3,182	41,436,760.45	3.746%

- Total	7.333%	127,519	$1,106,306,250.43	100.000%

*	Percentages may not total 100% due to rounding

IX. 2003-B Interest Rate Swap and Cap Calculations

A	Swap Payments				Merril Lynch DP	Citibank N.A.
					Swap Calculation	Swap Calculation
	i	Notional Swap Amount — Aggregate Prime Loans Outstanding			$489,175,221.10	$489,175,221.09

	Counterparty Pays:
	ii	3 Month Libor			3.87000%	3.87000%
	iii	Gross Swap Receipt Due Trust			$4,785,356.60	$4,785,356.60
	iv	Days in Period	09/15/2005	12/15/2005	91	91

	SLM Private Credit Trust Pays:
	v	Prime Rate (WSJ) Less 2.6300%			3.87000%	3.87000%
	vi	Gross Swap Payment Due Counterparty			$4,719,803.77	$4,719,803.77
	vii	Days in Period	09/15/2005	12/15/2005	91	91

B	Cap Payments				Cap Calculation
	i	Notional Swap Amount			$870,000,000.00

	Counterparty Pays:
	ii	3 Month Libor (interpolated for first accrual period)			3.87000%
	iii	Cap Rate			7.50000%

	iv	Excess (if any) of Libor over Cap Rate (ii-iii)			0.00000%
	v	Days in Period	09/15/2005	12/15/2005	91
	vi	Cap Payment due Trust			$0.00

X. 2003-B Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.010035278	9/15/05-12/15/05	3.97000%
B	Class A-2 Interest Rate	0.010793611	9/15/05-12/15/05	4.27000%
E	Class B Interest Rate	0.011551944	9/15/05-12/15/05	4.57000%
F	Class C Interest Rate	0.013826944	9/15/05-12/15/05	5.47000%

XI. 2003-B Inputs From Prior Period 8/31/05

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,112,171,857.73
	ii	Interest To Be Capitalized	47,190,767.29

	iii	Total Pool	$1,159,362,625.02
	iv	Cash Capitalization Account (CI)	74,242,876.07

	v	Asset Balance	$1,233,605,501.09

B	Total Note and Certificate Factor		0.898361400
C	Total Note Balance		$1,206,608,091.61

D	Note Balance 09/15/2005		Class A-1	Class A-2	Class A-3	Class A-4	Class B	Class C

	i	Current Factor	0.764632900	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$443,487,091.61	$440,506,000.00	$109,000,000.00	$109,000,000.00	$43,871,000.00	$60,744,000.00

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

E	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
F	Unpaid Administration fees from Prior Quarter(s)		$0.00
G	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00

XII. 2003-B Note Parity Triggers

		Class A	Class B	Class C

Notes Outstanding	9/15/05	$1,101,993,092	$1,145,864,092	$1,206,608,092
Asset Balance	8/31/05	$1,233,605,501	$1,233,605,501	$1,233,605,501

Pool Balance	11/30/05	$1,145,270,347	$1,145,270,347	$1,145,270,347
Amounts on Deposit*	12/15/05	96,983,585	96,476,790	$95,636,886
Total		$1,242,253,932	$1,241,747,137	$1,240,907,233

Are the Notes in Excess of the Asset Balance?		No	No	No
Are the Notes in Excess of the Pool + Amounts on Deposit?		No	No	No

Are the Notes Parity Triggers in Effect?		No	No	No

Class A Enhancement		$131,612,409.48
Specified Class A Enhancement		$182,926,983.43	The greater of 15% of the Asset Balance or the Specified Overcollateralization Amount

Class B Enhancement		$87,741,409.48
Specified Class B Enhancement		$123,475,713.81	The greater of 10.125% of the Asset Balance or the Specified Overcollateralization Amount

Class C Enhancement		$26,997,409.48
Specified Class C Enhancement		$36,585,396.69	The greater of 3% of the Asset Balance or the Specified Overcollateralization Amount

* Amounts on Deposit in Trust Accounts for the Collection Period after Payment of Section XIII Items B through F for the Class A; Items B through H for the Class B; and Items B through J for the Class C

XIII. 2003-B Cash Capitalization Account

A	Cash Capitalization Account Balance as of Collection Period End Date	11/30/2005	$74,242,876.07
	Less: Excess of Trust fees & Note interest due over Available Funds	12/15/2005	0.00

	Cash Capitalization Account Balance (CI) *		$74,242,876.07

B	5.50% of initial Asset Balance		$74,242,876.07
	Excess, CI over 5.50% of initial Asset Balance		$0.00
	Release excess to Collection Account? **	12/15/2005	DO NOT RELEASE

C	3.50% of initial Asset Balance		$47,245,466.59
	Excess, CI over 3.50% of initial Asset Balance		$26,997,409.48
	Release excess to Collection Account? **	12/15/2005	DO NOT RELEASE

	Release from Cash Capitalization Account (R) *	12/15/2005	$0.00

  * as defined under “Asset Balance” on page S-79 of the prospectus supplement

** determined based on a comparison of pool balances to notes outstanding and CI, along with certain loan portfolio characteristics, as outlined on page S-58 of the prospectus supplement

XIV. 2003-B Principal Distribution Calculations

A	Priority Principal Payments (If Note Parity Triggers are not in effect, go to Regular Principal Distribution below):

	i	Is the Class A Note Parity Trigger in Effect?		No

	ii	Aggregate A Notes Outstanding	09/15/2005	$1,101,993,091.61
	iii	Asset Balance	11/30/2005	$1,219,513,222.84

	iv	First Priority Principal Distribution Amount	12/15/2005	$0.00
				—
	v	Is the Class B Note Parity Trigger in Effect?		No

	vi	Aggregate A and B Notes Outstanding	09/15/2005	$1,145,864,091.61
	vii	Asset Balance	11/30/2005	$1,219,513,222.84
	viii	First Priority Principal Distribution Amount	12/15/2005	$0.00

	ix	Second Priority Principal Distribution Amount	12/15/2005	$0.00
				—
	x	Is the Class C Note Parity Trigger in Effect?		No

	xi	Aggregate A, B and C Notes Outstanding	09/15/2005	$1,206,608,091.61
	xii	Asset Balance	11/30/2005	$1,219,513,222.84
	xiii	First Priority Principal Distribution Amount	12/15/2005	$0.00
	xiv	Second Priority Principal Distribution Amount	12/15/2005	$0.00

	xv	Third Priority Principal Distribution Amount	12/15/2005	$0.00
				—

B	Regular Principal Distribution

	i	Aggregate Notes Outstanding	09/15/2005	$1,206,608,091.61

	ii	Asset Balance	11/30/2005	$1,219,513,222.84
	iii	Specified Overcollateralization Amount	12/15/2005	$26,997,409.48
	iv	First Priority Principal Distribution Amount	12/15/2005	$0.00
	v	Second Priority Principal Distribution Amount	12/15/2005	$0.00
	vi	Third Priority Principal Distribution Amount	12/15/2005	$0.00
	vii	Regular Principal Distribution Amount		$14,092,278.25

C	Class A Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Asset Balance	11/30/2005	$1,219,513,222.84
	iii	85% of Asset Balance	11/30/2005	$1,036,586,239.41
	iv	Specified Overcollateralization Amount	12/15/2005	$26,997,409.48
	v	Lesser of (iii) and (ii - iv)		$1,036,586,239.41
	vi	Class A Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$14,092,278.25
	vii	Class A Noteholders’ Principal Distribution Amt - After the Stepdown Date		$0.00

D	Class B Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Asset Balance	11/30/2005	$1,219,513,222.84
	iii	89.875% of Asset Balance	11/30/2005	$1,096,037,509.03
	iv	Specified Overcollateralization Amount	12/15/2005	$26,997,409.48
	v	Lesser of (iii) and (ii - iv)		$1,096,037,509.03
	vi	Class B Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$0.00
	vii	Class B Noteholders’ Principal Distribution Amt - After the Stepdown Date		$0.00

E	Class C Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Asset Balance	11/30/2005	$1,219,513,222.84
	iii	97% of Asset Balance	11/30/2005	$1,182,927,826.15
	iv	Specified Overcollateralization Amount	12/15/2005	$26,997,409.48
	v	Lesser of (iii) and (ii - iv)		$1,182,927,826.15
	vi	Class C Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$0.00
	vii	Class C Noteholders’ Principal Distribution Amt - After the Stepdown Date		$0.00

XV. 2003-B Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-L)		$42,047,006.52	$42,047,006.52

B	Primary Servicing Fees-Current Month plus any Unpaid		$641,523.12	$41,405,483.40

C	Quarterly Administration Fee plus any Unpaid		$20,000.00	$41,385,483.40

D	Auction Fees Due 12/15/2005		$0.00	$41,385,483.40
	Broker/Dealer Fees Due 12/15/2005		$0.00	$41,385,483.40

E	Gross Swap Payment, Merril Lynch DP		$4,719,803.77	$36,665,679.63
	Gross Swap Payment, Citibank N.A.		$4,719,803.77	$31,945,875.86

F	i	Class A-1 Noteholders Interest Distribution Amount due 12/15/2005	$4,450,516.16	$27,495,359.70
	ii	Class A-2 Noteholders’ Interest Distribution Amount due 12/15/2005	$4,754,650.46	$22,740,709.24
	iii	Class A-3 Noteholders’ Interest Distribution Amount due 12/15/2005	$0.00	$22,740,709.24
	iv	Class A-4 Noteholders’ Interest Distribution Amount due 12/15/2005	$0.00	$22,740,709.24
	v	Swap Termination Fees due 12/15/2005	$0.00	$22,740,709.24

G	First Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$22,740,709.24

H	Class B Noteholders’ Interest Distribuition Amount due 12/15/2005		$506,795.35	$22,233,913.89

I	Second Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$22,233,913.89

J	Class C Noteholders’ Interest Distribuition Amount		$839,903.91	$21,394,009.98

K	Third Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$21,394,009.98

L	Increase to the Specified Reserve Account Balance		$0.00	$21,394,009.98

M	Regular Principal Distribution Amount — Principal Distribution Account		$14,092,278.25	$7,301,731.73

N	Carryover Servicing Fees		$0.00	$7,301,731.73

O	Auction Rate Noteholder’s Interest Carryover
	i	Class A-3	$0.00	$7,301,731.73
	ii	Class A-4	$0.00	$7,301,731.73

P	Swap Termination Payments		$0.00	$7,301,731.73

Q	Additional Principal Distribution Amount — Principal Distribution Account		$0.00	$7,301,731.73

R	Remaining Funds to the Certificateholders		$7,301,731.73	$0.00

XVI. 2003-B Principal Distribution Account Allocations

				Remaining
				Funds Balance
A	Total from Collection Account		$14,092,278.25	$14,092,278.25

B	i	Class A-1 Principal Distribution Amount Paid	$14,092,278.25	$0.00
	ii	Class A-2 Principal Distribution Amount Paid	$0.00	$0.00
	iii	Class A-3 Principal Distribution Amount Paid (or allocated)	$0.00	$0.00
	iv	Class A-4 Principal Distribution Amount Paid (or allocated)	$0.00	$0.00

C	Class B Principal Distribution Amount Paid		$0.00	$0.00

D	Class C Principal Distribution Amount Paid		$0.00	$0.00

E	Remaining Class C Distribution Paid		$0.00	$0.00

F	Remaining Class B Distribution Paid		$0.00	$0.00

G	i	Remaining Class A-1 Distribution Paid	$0.00	$0.00
	ii	Remaining Class A-2 Distribution Paid	$0.00	$0.00
	iii	Remaining Class A-3 Distribution Paid (or allocated)	$0.00	$0.00
	iv	Remaining Class A-4 Distribution Paid (or allocated)	$0.00	$0.00

XVII. 2003-B Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class B	Class C
	i	Quarterly Interest Due			$4,450,516.16	4,754,650.46	$0.00	$0.00	$506,795.35	$839,903.91
	ii	Quarterly Interest Paid			4,450,516.16	4,754,650.46	0.00	0.00	506,795.35	839,903.91

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid			0.00	0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Distribution Amount			$14,092,278.25	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid (or allocated)			14,092,278.25	0.00	0.00	0.00	0.00	0.00

	ix	Shortfall			0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$18,542,794.41	$4,754,650.46	$0.00	$0.00	$506,795.35	$839,903.91

B	Note Balances			09/15/2005	Paydown Factors	12/15/2005
	i	A-1 Note Balance	78443CAL8	$443,487,091.61		$429,394,813.36
		A-1 Note Pool Factor		0.764632900	0.024297015	0.740335885

	ii	A-2 Note Balance	78443CAM6	$440,506,000.00		$440,506,000.00
		A-2 Note Pool Factor		1.000000000	0.000000000	1.000000000
							Next ARS Pay Date	Balances
	iii	A-3 Note Balance	78443CAN4	$109,000,000.00		$109,000,000.00	01/03/06	$109,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000		1.000000000

	iv	A-4 Note Balance	78443CAP9	$109,000,000.00		109,000,000.00	01/05/06	$109,000,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000		1.000000000

	v	B Note Balance	78443CAQ7	$43,871,000.00		$43,871,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	C Note Balance	78443CAR5	$60,744,000.00		$60,744,000.00
		C Note Pool Factor		1.000000000	0.000000000	1.000000000

XVIII. 2003-B Historical Pool Information

							2004	2003
			9/1/05-11/30/05	6/1/05-8/31/05	3/1/05-5/31/05	12/1/04-2/28/05	12/1/03-11/30/04	5/12/03-11/30/03
Beginning Student Loan Portfolio Balance			$1,112,171,857.73	$1,130,198,353.97	$1,148,036,144.67	$1,161,694,974.39	$1,195,939,429.02	$1,213,584,181.19

	Student Loan Principal Activity
	i	Principal Payments Received	$20,413,864.77	$24,050,727.63	$19,909,225.77	$18,781,976.65	$62,976,767.96	$30,767,631.21
	ii	Purchases by Servicer (Delinquencies >180)	3,604,251.25	3,914,972.89	2,473,300.33	2,513,223.56	6,229,380.99	643,906.63
	iii	Other Servicer Reimbursements	125.61	127.42	12,825.37	(1.50)	(1,185.60)	1,302.24
	iv	Seller Reimbursements	52,332.77	49,392.49	30,995.21	74,167.62	288,942.89	719,433.21

	v	Total Principal Collections	$24,070,574.40	$28,015,220.43	$22,426,346.68	$21,369,366.33	$69,493,906.24	$32,132,273.29
	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	ii	Capitalized Interest	(17,167,141.37)	(9,471,395.05)	(4,471,890.21)	(7,159,676.29)	(32,118,092.30)	(12,512,375.87)
	iii	Capitalized Insurance Fee	(1,044,513.58)	(518,225.30)	(108,209.14)	(550,933.41)	(3,100,490.96)	(1,937,718.30)
	iv	Other Adjustments	6,687.85	896.16	(8,456.63)	73.09	(30,868.35)	(37,426.95)

	v	Total Non-Cash Principal Activity	$(18,204,967.10)	$(9,988,724.19)	$(4,588,555.98)	$(7,710,536.61)	$(35,249,451.61)	$(14,487,521.12)

(-)	Total Student Loan Principal Activity		$5,865,607.30	$18,026,496.24	$17,837,790.70	$13,658,829.72	$34,244,454.63	$17,644,752.17

	Student Loan Interest Activity
	i	Interest Payments Received	$10,278,833.07	$10,081,735.83	$9,156,709.83	$8,065,907.80	$23,928,424.34	$11,210,549.42
	ii	Repurchases by Servicer (Delinquencies >180)	205,693.93	188,738.15	115,783.21	110,890.65	241,237.32	19,955.95
	iii	Other Servicer Reimbursements	32.37	0.35	135.16	0.00	(33.00)	548.66
	iv	Seller Reimbursements	699.59	3,698.03	1,540.71	3,529.53	13,988.56	31,574.85
	v	Late Fees	123,520.19	145,107.36	144,157.94	120,165.39	296,003.58	97,305.39
	vi	Collection Fees	0.00	0.00	0.00	0.00	0.00	0.00

	viii	Total Interest Collections	10,608,779.15	10,419,279.72	9,418,326.85	8,300,493.37	$24,479,620.80	11,359,934.27

	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	ii	Capitalized Interest	$17,167,141.37	$9,471,395.05	$4,471,890.21	$7,159,676.29	$32,118,092.30	$12,512,375.87
	iii	Other Interest Adjustments	(55.57)	(2,125.57)	229.56	3,172.22	77,643.06	80,573.57

	iv	Total Non-Cash Interest Adjustments	$17,167,085.80	$9,469,269.48	$4,472,119.77	$7,162,848.51	$32,195,735.36	$12,592,949.44

	v	Total Student Loan Interest Activity	$27,775,864.95	$19,888,549.20	$13,890,446.62	$15,463,341.88	$56,675,356.16	$23,952,883.71

(=)	Ending Student Loan Portfolio Balance		$1,106,306,250.43	$1,112,171,857.73	$1,130,198,353.97	$1,148,036,144.67	$1,161,694,974.39	$1,195,939,429.02
(+)	Interest to be Capitalized		$38,964,096.34	$47,190,767.29	$48,504,182.28	$44,706,060.32	$43,984,976.52	$43,786,901.54

(=)	TOTAL POOL		$1,145,270,346.77	$1,159,362,625.02	$1,178,702,536.25	$1,192,742,204.99	$1,205,679,950.91	$1,239,726,330.56

(+)	Cash Capitalization Account Balance (CI)		$74,242,876.07	$74,242,876.07	$74,242,876.07	$74,242,876.07	$74,242,876.07	$102,590,156.00

(=)	Asset Balance		$1,219,513,222.84	$1,233,605,501.09	$1,252,945,412.32	$1,266,985,081.06	$1,279,922,826.98	$1,342,316,486.56

XIX. 2003-B Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR*

Sep-03	$1,243,606,462	2.25%

Dec-03	$1,239,726,331	2.34%

Mar-04	$1,232,752,735	2.35%

Jun-04	$1,224,328,500	2.40%

Sep-04	$1,215,173,000	2.42%

Dec-04	$1,205,679,951	2.71%

Mar-05	$1,192,742,205	2.63%

Jun-05	$1,178,702,536	2.60%

Sep-05	$1,159,362,625	2.76%

Dec-05	$1,145,270,347	2.74%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.